UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 9, 2012
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, the Board of Directors of Ohio Valley Banc Corp. named Thomas E. Wiseman the Chief Executive Officer of Ohio Valley Banc Corp. ("OVBC") and The Ohio Valley Bank Company (the "Bank").

Mr. Wiseman, age 53, has been Chairman and Chief Operating Officer of OVBC and The Ohio Valley Bank Company since January 2010, Chairman of the Executive Committee of both companies since January 2010, and President of OVBC's subsidiary, Ohio Valley Financial Services Agency, LLC, since March 2010.  He served as President of The Wiseman Agency, Inc., from 1980 until January 2010.  Mr. Wiseman has been a director of OVBC and the Bank since 1992.  His experience operating an insurance agency in the same market area as OVBC's has provided Mr. Wiseman with a unique perspective on the market.  He has over 30 years of risk management experience, working with a variety of businesses from small retail stores to nationally recognized companies.  He has extensive experience in analyzing risk both on the balance sheet and on the income statement.

Mr. Wiseman has had ordinary course banking transactions with the Bank.   Any loans from the Bank to Mr. Wiseman since January 1, 2011 (1) were not disclosed as nonaccrual, past due, restructured or potential problems, (2) were made in the ordinary course of business, (3) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (4) did not involve more than the normal risk of collectability or present other unfavorable features.

As discussed in OVBC's recent proxy statement, from time to time, OVBC accepts loans from various persons to raise funds for ongoing operations and to fund the growth of OVBC and its subsidiaries.  These loans are evidenced by promissory notes which are sold by OVBC in private placements to accredited investors without registration under the Securities Act of 1933, as amended.

Since the beginning of the last fiscal year, OVBC had outstanding at various times 4 separate promissory notes to The Wiseman Agency, Inc. (the “Wiseman Agency”), which is currently owned by members of Mr. Wiseman’s family.  Mr. Wiseman was President of the Wiseman Agency until December 31, 2009, and ceased his ownership interest in the Wiseman Agency as of January 2, 2011.  Of the 4 notes outstanding to The Wiseman Agency at any time since the beginning of 2011, 3 were merely renewals of those same loans as they repeatedly matured during 2011.  The notes had terms of two months each, so essentially the same loan matured and was renewed several times during 2011, with one loan in the amount of $400,000 being paid off in December 2011.  There were no outstanding notes at May 9, 2012.  Principal paid to The Wiseman Agency since the beginning of 2011 was $400,000; interest was paid and new notes for the same principal amount were executed upon maturity of notes issued earlier.

The following table sets forth certain information regarding the notes issued by OVBC to The Wiseman Agency that were outstanding at any time since the beginning of 2011:

Name	Largest Aggregate Outstanding Balance since January 1, 2011	Amount Outstanding at May 9, 2012	Interest Paid Since January 1, 2011	Interest Rates
The Wiseman Agency, Inc.	$400,000	$0	$4,076	1.50%

A press release will be issued announcing the promotion.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events

On May 9, 2012, the Board of Directors of Ohio Valley Banc Corp. declared a special cash dividend of $0.04 per share on its common shares, payable on June 11, 2012 to shareholders of record on May 25, 2012.  A press release will be issued announcing the details of the special dividend.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Press release to be issued by Ohio Valley Banc Corp. announcing the appointment of Thomas E. Wiseman as Chief Executive Officer of Ohio Valley Banc Corp. and Ohio Valley Bank and a special cash dividend of $0.04 per share on its common shares, payable on June 11, 2012 to shareholders of record on May 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	May 9, 2012	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press release to be issued by Ohio Valley Banc Corp. announcing the appointment of Thomas E. Wiseman as Chief Executive Officer of Ohio Valley Banc Corp. and Ohio Valley Bank and a special cash dividend of $0.04 per share on its common shares, payable on June 11, 2012 to shareholders of record on May 25, 2012.